FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS

AT THE COMPANY
Carolyn Tiffany
Chief Operating Officer
(617) 570-4614

             FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS
                ANNOUNCES CHANGE IN NAME TO WINTHROP REALTY TRUST

      Boston, Massachusetts- December 1, 2005-First Union Real Estate Equity and Mortgage Investments (NYSE:FUR) announced that effective today it has changed its name to "Winthrop Realty Trust" and that its operating partnership. First Union REIT, L.P., has changed its name to WRT Realty L.P.

      The name change was previously approved by the Trust's shareholders at its 2005 Annual Meeting. Michael L. Ashner, the Chairman and Chief Executive Officer of the Trust stated "the change in our name both enables us to more closely identify with our management team and the investment philosophy we have developed at Winthrop over the past nine years and eliminate the continuing confusion engendered by the similarity between the Trust's former name and that of the former First Union bank."

      The Trust's common shares of beneficial interest will continue to trade on the New York Stock Exchange under the ticker symbol "FUR".

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      Winthrop Realty Trust is a NYSE-listed real estate investment trust (REIT)
headquartered in Boston, Massachusetts.